ONE PLUS

                      BILLING AND INFORMATION MANAGEMENT

                              SERVICES AGREEMENT

This One Plus Billing and Information Management Services Agreement (the "Agreement") is entered into this 8th day of September, 1998, by and between Billing Concepts, Inc., a Delaware corporation, dba U.S. Billing
(hereinafter "USBI") and GenX Communication LLC dba Preferred Disc. Plan, a/an Delaware corporation ("Customer").

                                 WITNESSETH:

WHEREAS, Customer is engaged in the business of providing certain pre-subscribed telecommunication services for which Customer desires to bill and collect for these services through the Local Exchange Carriers (LECs) or Competitive Local Exchange Carriers (CLECs) [hereinafter collectively referred to as "LECs"]; and

WHEREAS, USBI has entered into billing and collection agreements with certain LECs which allow USBI to provide billing and information management services for Qualifying Message Telephone Service ("MTS") calls on behalf of USBI's customers; and

WHEREAS, USBI has the ability through its computer hardware, computer software and accounting systems to provide billing and information management services for Qualifying MTS calls for Customer, and Customer desires to obtain such billing and information management services from USBI on the terms and conditions contained herein:

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

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SECTION 1. DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context otherwise requires:

Bad Debt: See Uncollectible Amounts and Written-Off Accounts.

Billing Telephone Company (BTC): See Local Exchange Carrier and Competitive Local Exchange Carrier.

BOC: Bell Operating Company.

Business Day: A day other than Saturday and Sunday on which commercial banks are open in the State of Texas.

Claim: Claim, loss, liability, damage, cost, correction or expense, whether ordinary, special, consequential or otherwise.
Casual Operator Services (OS) Telephone Traffic: Casual operator assisted telephone calls that originate from locations where Customer is the pre-subscribed direct dial IXC or reseller of direct dial IXC services and the OS telephone calls are billed: (I) to the originating telephone number,
(ii) collect to the terminating telephone number, (iii) to a third telephone number other than the originating or terminating telephone number, or (iv) to a LEC or IXC calling card.

Competitive Local Exchange Carrier: Any competitive or alternate local access telephone service provider, or reseller of LEC local access services, with which USBI has entered into a billing and collection agreement.

Confidential Information: See Section S.

EMI Billing Record: Computer readable records containing the billing data for Customer's Qualifying MTS calls, in the Bellcore EMI (exchange message interface) format, for which each LEC has the capability of processing through its billing and collection systems.

End User: A natural person, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental agency or instrumentality, or other entity that subscribes to or uses Customer's telecommunication services.


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F.C.C.: The Federal Communications Commission.

Foreign Intrastate Taxes: Those applicable taxes for OS and Travel Card calls originating and terminating in the same state but billed in another state as described in Section 9 herein.
ILEC: Incumbent Local Exchange Carrier.

Independent Telephone Companies: Those ILECs that are not BOCs, which presently include, subject to revision by USBI from time to time: General Telephone Operating Companies (GTOCs), United Telecommunications Operating Companies (United), Alltel, the alliance of Independent Telephone Companies through Independent NECA Services, and Illuminet.

Interexchange Carrier (IXC): Those telephone companies, other than the LECs, that can provide intraLATA (where applicable), interLATA, interstate and international telecommunications service.

LEC Processing Fees: As described in paragraph 4.(c)(I) and 4.(f).

Library Code: An accounting identification code assigned to Customer by USBI that is used to account for Customer's funds, fees, charges, charge backs, adjustments and credits which Customer encodes within each EMI Billing Record submitted to USBI.

Local Exchange Carrier (LEC): Any one of the local telephone companies, as listed on Exhibit "A" hereto, providing local access telephone services with whom USBI has entered into a billing and collection agreement.

MTS (Message Telephone Services): Direct dialed or operator assisted station-to-station or person-to-person telephone calls billed: (I) to the originating telephone number, (ii) collect to the terminating telephone number, (iii) to a third telephone number other than the originating or terminating telephone number, or (iv) to a LEC calling card or an IXC travel card. "Enhanced Telecommunications Services" or "Information Services" are not considered MTS calls herein and cannot be billed under this Agreement.

One Plus Telephone Traffic: Direct dialed telephone calls which: (I) originate from an equal access end office, (ii) are billed to the originating telephone number or (iii) are billed to an IXC travel card issued by Customer.


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Post Billing Adjustment or Credit: Credit or rate adjustments applied to an
End User's account by the LEC or by USBI.

Qualifying Message Telephone Service (Qualifying MTS): Casual OS Telephone Traffic and One Plus Telephone Traffic which are not of objectionable content as set forth in paragraph 7.(I) of this Agreement.

RBOCs: Regional Bell Operating Companies.

Submission Date: As described in paragraph 3.(a).

Tariffs: The rates, terms and conditions for providing intraLATA, interLATA (intrastate), interstate, and international telecommunication services as authorized and filed with the state and local regulatory authorities.

Taxes: Those taxes and tax-like surcharges described in paragraph 9.(a) herein.

Unbillable Records: Those EMI Billing Records that pass USBI's edits and screens and are submitted to the LECs for billing and collection but subsequently cannot be posted to an End User's account by the LECs.

Uncollectible Amounts: Those amounts that are billed to an End User's account for Customer's Valid EMI Billing, Records but are not collected due to the End User receiving a Post Billing Adjustment or Credit to its bill or the End User failing to pay its bill to the LEC and the account subsequently being written off as Bad Debt by the LEC.
USBI Rejected Records: Those EMI Billing Records that fail USBI's edits and screens and are returned to Customer and not submitted to the LECs for billing and collection.

Valid EINII Billing Records: As described in paragraph 3.(b).

Written-Off Accounts: Those End Users' accounts that are not paid by the End Users and are subsequently written off as Bad Debt by the CECIL.

SECTION 2. SCOPE OF AGREEMENT.

Customer hereby agrees to purchase from USBI the services described in
Section 3 herein, and USBI agrees to provide such services at the time and in the manner, and subject to the terms and upon the conditions, set forth herein. Customer agrees that USBI shall be the exclusive source for LEC billing and information management services in the United States and Canada for the

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billing telephone companies listed in Exhibit "A", attached hereto. As USBI enters into billing and collection arrangements with additional LECs, USBI will provide billing and information management services to Customer for such LECs on the same terms and conditions as contained herein.

SECTION 3. BILLING SERVICES.

    (a) Submission of EMI Billing Records: Customer shall submit to USBI its EMI Billing Records for its Qualifying MTS calls for USBI to submit to each LEC under contract with USBI. Customer shall be responsible for submitting to USBI EMI Billing Records that contain adequate information so that USBI and the LECs can process such EMI Billing Records. Customer shall submit its EMI Billing Records to USBI once per week, except when Customer cannot satisfy USBI's minimum volume requirements as described in paragraph 7.(g), in which case Customer shall submit its EMI Billing Records at least once per month. The cost of these submissions shall be borne by Customer. The date USBI receives Customer's EMI Billing Records will be, for those records, the "Submission Date."

     (b) USBI's Edits and Screens: Upon receipt of Customer's EMI Billing Records, USBI will promptly process Customer's EMI Billing Records through USBI's computer edits and screens. Those EMI Billing Records that pass USBI's edits and screens shall be "Valid EMI Billing Records." Those EMI Billing Records that do not pass USBI's edits and screens shall be "USBI Rejected Records," and be returned to Customer.

     (c) Submission to LEC's: Promptly after receipt of Customer's EMI Billing Records (within five (5) Business Days after receipt for the RBOCs and GTE, or within ten (10) Business Days after such receipt for Independent Telephone Companies and CLECs), USBI will submit Customer's Valid EMI Billing Records to the appropriate LECs.

     (d) Purchase by LEC: Each LEC shall be responsible, to the extent required by its agreement with USBI, to purchase Customer's Valid EMI Billing Records.

     (e) Billing and Collection LEC: Each LEC shall be responsible, for such Valid EMI Billing Records purchased by the LEC, for the purchase and collection of the revenue for Customer's Qualifying MTS Calls from End Users residing within the applicable billing area of such LEC, subject to the terms, conditions and operating procedures contained in each LEC's billing and collection agreement with USBI.

     (f) Printing of Customer's Name on End User's LEC Telephone Bill:
Wherever possible, USBI will use its best efforts to cause each Billing Telephone Company to print

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Customer's name, along with the associated Valid EMI Billing Records, on each End User's telephone bill. Customer acknowledges that where the Billing Telephone Companies do not provide this service, Customer's name shall not appear on the End User's telephone bill.

SECTION 4. LEC PAYMENTS, FEES AND CHARGES.

(a) Payment by LECs: Each LEC shall make payments to USBI for Valid EMI Billing Records purchased from Customer in accordance with the LEC's billing and collection agreement with USBI.

(b) Amount Paid by LECs: The LEC shall pay to USBI the gross amount of Valid EMI Billing, Records purchased by the LEC less the then-applicable fees, charges, charge backs, credits and adjustments as prescribed in its billing and collection agreement with USBI.

(c) LEC Fees. Charges. Charge Backs, Credits and Adjustments: Customer acknowledges and understands that USBI is and will be bound by the terms of its billing and collection agreement with each LEC with respect to each LEC's right to deduct or to reduce its collectible funds for: (I) the amount charged by each LEC for processing, billing and collecting Customer's Valid EMI Billing Records ["LEC Processing Fees"], (ii) any Unbillable Records,
(iii) any Post-Billing Adjustments or Credits provided to End Users, (iv) any reserve for anticipated Uncollectible Amounts ["Bad Debt Holdback Reserve"], and (v) any LEC Bad Debt "true-ups" [periodic true-ups between the Bad Debt Holdback Reserve and the actual Uncollectible Amounts realized by the LECs]. In addition, Customer shall be responsible for any data transmission and distribution fees for delivering or receiving Customer's EMI Billing Records and for any other LEC charges specifically related to billing and collecting Customer's EMI Billing Records. Customer further agrees that payment of all amounts described in this paragraph 4.(c) shall be its sole responsibility and that USBI may withhold such amounts from payments to Customer. Should such amounts exceed the amounts due to Customer, such amounts shall be due and payable by Customer to USBI within ten (10) Business Days of notification by USBI of any amounts due. A schedule setting forth USBI's current contractual LEC Processing Fees for each LEC is attached hereto as Exhibit "B", as may be changed from time to time.

(d) Bad Debt Holdback Reserve: USBI will holdback or cause the LECs to holdback an amount estimated to be sufficient to set off any Uncollectible Amounts that may be determined after the date USBI makes its final payment to Customer for Customer's Valid EMI Billing Records billed and collected by the LEC. Any Bad Debt Holdback Reserve withheld by the LEC shall be passed through to Customer on the same percentage or the same amount as

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USBI was assessed by the individual LECs. However, once sufficient data becomes available to USBI from the LECs to enable USBI to determine a specific Bad Debt history attributable to Customer, the Bad Debt Holdback Reserve rate shall be based on Customer's specific historical Uncollectible Amounts when eater than the amount withheld by the LEC. A schedule setting forth the past twelve months' average Bad Debt Holdback Reserve withheld by each LEC is attached hereto, for your reference, as Exhibit "G".

(e) Monthly LEC Bad Debt True-Up: Between six and eighteen 6 - 18) months after USBI submits Customer's Valid EMI Billing Records to the LECs' for billing and collection, the LECs will determine the actual amounts collected from the End Users and true-up the difference between this amount and the face amount of Customer's Valid EMI Billing Records purchased by the LEC. USBI will provide Customer monthly reports on Bad Debt true-ups for these differences. If the amount of these true-ups is "in favor" (positive) of Customer, USBI will remit such amount to Customer when USBI receives the true-up amount from the LECs. If the amount of these true-ups is "not in favor" (negative) of Customer, USBI will withhold such amounts from the next scheduled payment due to Customer. If the amounts due -to Customer are not sufficient to satisfy such true-up amounts, such amounts shall be due and payable by Customer to USBI within ten (10) Business Days of notification by USBI of any amounts due.

(f) LEC Processing Fee Calculation: Each calendar month USBI will determine the number of End User bills (renderings) that were or will be required to bill Customer's Valid EMI Billing Records submitted to USBI during that month and the average number of Valid EMI Billing Records contained on each End User's bill. 'USBI will multiply these quantities'-by its contractual LEC Processing Fee schedule, as set forth in Exhibit "B", for each LEC to calculate the LEC Processing Fees associated with billing Customer's Valid EMI Billing Records. The LEC Processing Fee will also include any data transmission fees, distribution fees, programming fees and any other charges directly associated with billing Customer's Valid EMI Billing Records.

(g) End User Inquiry, Investigation and Rebate: Primary End User inquiry inquiry, investigation and rebate policies are set forth in Exhibit "F" attached hereto. Customer shall be responsible for payment of all Post-Billing Adjustments, Credits and associated charges provided to End Users by either the LEC or USBI. Customer understands that each LEC has its own policies regarding assessment of credits, fees and penalties for customer service complaints and Customer agrees to be bound by such policies. Such amounts may be deducted weekly from the amounts due to Customer. If the amount due to Customer is not sufficient to satisfy these amounts, then Customer shall pay to USBI such amount as is required to satisfy these amounts within ten (10) Business Days of notification by USBI of any amounts due.
(h) Rejected Records: Those EMI Billing Records that fail USBI's edits and screens and are not submitted to the LECs for billing and collection, USBI Rejected Records, shall be returned to Customer at no charge. Unbillable Records rejected by the LEC, through no fault of USBI, shall be charged the same USBI Processing, Fees as described in Exhibit "C" attached hereto.

(i) Resubmitted EMI Billing Records: Unbillable Records which are resubmitted to the LECs for billing and collection shall be charged the standard USBI Processing Fees as described in Exhibit "C" attached hereto.

(j) Allocation Method: Customer understands and agrees that USBI will use an allocation method for chargebacks to determine amounts due under this Agreement when Customer-specific information is not matched or available from the LECs.

SECTION 5. USBI BILLING SERVICE FEES, CHARGES AND CHARGE BACKS.

In addition to the LEC Processing Fees, charges, charge backs, credits and adjustments set forth in Section 4, Customer agrees to pay to USBI and USBI may deduct from amounts collected by the LECs on behalf of Customer and paid to USBI, the following USBI billing service fees, charges charge backs, credits and assessments:

(a) A billing and information management service fee, the USBI Processing Fee, for each Valid EMI Billing Record submitted to the LECs for billing and collection by USBI, as specified in Exhibit "C" attached hereto;

(b) A fee for each End User inquiry, investigation and rebate handled by USBI on Customer's behalf, as specified in Exhibit "C" attached hereto;

(c) Any Post-Billing Adjustment or Credit amounts refunded to End Users by USBI's customer service inquiry and investigation activities, along with any LEC charges associated with making such refunds to End Users;

(d) A charge, as specified in Exhibit "C" attached hereto, for any submission of EMI Billing Records that contains less than the minimum volume requirements of USBI for each "Library Code";

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(e) An additional End User inquiry, investigation and rebate fee, as described in Exhibit "C" attached hereto, for each inquiry that exceeds one percent (1%) of the number of Valid EMI Billing Records for each Library Code processed by USBI on behalf of Customer each month;

(f) Accounts Receivable Reconciliation System. - FASTRACK: An initial, one-time, non-renewable fee, as described in Exhibit "C" attached hereto, for USBI's accounts receivable reconciliation system known as FASTRACK; and

(g) As collateral for all obligations now existing or hereafter arising from Customer to USBI, Customer hereby grants to USBI a security interest in all the following property of Customer, whether now owned or hereafter acquired or created, and all proceeds and products thereof:

                (i) All amounts paid, and all amounts owing, by each LEC to USBI on accounts for Customer's Valid EMI Billing Records;

                (ii) All accounts owing from an End User to Customer arising from services which give rise to Customer's Valid EMI Billing Records;

                (iii) All amounts deposited by Customer with USBI pursuant to paragraph 13.(b) hereof; and

               (iv) All amounts owing and all amounts to be owing from USBI to Customer.

SECTION 6. PAYMENTS TO CUSTOMER.

(a) Determination of Amount Due Customer: USBI will determine the amount collected by each LEC for Customer's Valid EMI Billing Records and deduct the then-applicable fees, charges, charge backs, credits and adjustments of the LECs and USBI. If the amount due to Customer is not sufficient to satisfy these fees, charges, charge backs, credits and adjustments, then Customer shall pay this difference to USBI within ten (10) Business Days of notification by USBI of any amounts due.

(b) Reserves and True-Ups for Unbillable Records: USBI will reserve an amount, from one month to the next, that is equal to Customer's prior history for Unbillable Records. USBI will recalculate Customer's historical experience quarterly from its prior three months results. Until such history can be determined for Customer, USBI will reserve one and one-half percent (1.5%) from the amount due to Customer. USBI will true-up this reserve each month

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when the information becomes available from the LECs. USBI will then return excess amounts to Customer or withhold additional amounts as may be required to satisfy these liabilities from the amounts due to Customer.

(c) Payment Schedules: USBI will advance to Customer the estimated amount determined under paragraph 6.(a) above within seven (7) Business Days of receipt by USBI of funds from a LEC for Customer's Valid EMI Billing Records; PROVIDED. HOWEVER, that if Customer has ceased doing business for five (5) Business Days, is the subject of a bankruptcy proceeding, has a receiver, trustee or custodian appointed over substantially all of Customer's assets, fails to make any deposit required by paragraph 13.(b), or if USBI has reasonable grounds to believe that the fees, charges, charge backs, credits and adjustments to Customer may exceed any amount owing or to become owing from USBI to Customer, USBI may withhold payments to Customer until al I such amounts have been determined and deducted from the amount owing to Customer. If the amount owing to Customer is determined not sufficient to satisfy these fees, charges, charge backs, credits and adjustments, then Customer shall pay the difference to USBI within ten (10) Business Days of notification by USBI of any amount due.

(d) Method of Payment: USBI will make all advance payments and final payments due to Customer, using ACH wire transfer, each Tuesday or the first Business Day following Tuesday should Tuesday not fall on a Business Day, based on the schedule described in paragraph 6.(c) herein.

(e) Accounting for Funds: Funds received from the LECs for Customer's Valid EMI Billing Records, less applicable fees, charges, charge backs, credits and adjustments, shall be deposited and held by USBI in a common account until such time as the amount determined to be due Customer is paid to Customer. USBI will maintain an accounting of the balance owing or to be owing by USBI to Customer of such amounts deposited and held by USBI.

SECTION 7. CUSTOMER'S OBLIGATIONS.

The Customer agrees as follows:

(a) Cooperation by Customer: Customer agrees to cooperate with USBI to the fullest extent possible and to the best of Customer's ability to facilitate the provisioning of services described in Section 3 herein. Such cooperation shall include, but not be limited to, the following:

Billing Records. The minimum USBI Processing Fee as set forth in Exhibit "C", attached hereto, shall apply if this minimum volume per transmission is not met.

(h) Review of FASTRACK: Customer agrees to review FASTRACK reports provided to Customer and notify USBI of any inaccuracies within thirty (30) days of the date such FASTRACK reporting is made available to Customer. Failure to notify USBI of any inaccuracies within such time period will constitute acceptance thereof.

(i) Objectionable Content: Customer agrees, as a condition of USBI's performance under this Agreement, that USBI will not provide billing and -information management services which USBI deems harmful, damaging or against public policy, including, but not limited to:

                (i) Services which explicitly or implicitly refer to sexual conduct;

                (ii) Services which contain indecent, obscene or profane language;

                (iii) Services which allude to bigotry, racism, sexism or other forms of discrimination;

                (iv) Services which through advertising, -content or delivery are deceptive, or that may take unfair advantage of minors or the general public;

                (v) Services which are publicly accessible, multiparty connections commonly known as "gab" or "chat" services;

                (vi) Services which have not been authorized by End Users, or which have had excessive customer service complaints associated with such services;

                (vii)Services which are prohibited by Federal, state, or local laws or Tariffs; or

                (viii)Services which individual LECs exclude from the "types" of services or products for which their policies permit them to bill and collect.

(j) No Other Billing Arrangement: Customer warrants that the EMI Billing Records submitted and to be submitted by Customer to USBI pursuant to this Agreement are not and will not be subject to any other valid or existing billing and collection agreement and have not been billed previously and will not be billed by another party following their submission by Customer to USBI.

(k) LEC Billing Compliance: Customer agrees to conduct business in accordance with all LEC policies and guidelines, which are provided to Customer by USBI.

(l) Customer shall limit the number of EMI Billing Records for Casual OS Telephone Traffic to not more than ten percent (10%) of the total EMI Billing Records submitted to USBI on any given transmission. If Customer's volume of EMI Billing Records for Casual OS Telephone Traffic exceeds ten percent (10%), then Customer must execute a Zero Plus - Zero

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Minus Billing and Information Management Services Agreement with ZPDI and shall submit its EMI Billing Records for Casual OS Telephone Traffic to ZPDI for billing under this Zero Plus Zero Minus Billing and Information Management Services Agreement.

(m) Payment of Amounts Due USBI: For any amounts determined to be due USBI by Customer under this Agreement, Customer agrees to pay such amounts to USBI within ten (10) days of notification by USBI to Customer. After a period of thirty (30) days from such invoice date, interest on unpaid balances shall accrue at the lower r of 18% per annum or the highest legal rate allowed by law.

SECTION 8. PROTECTION OF CONFIDENTIAL INFORMATION.

As used herein, "Confidential Information" shall mean (a) proprietary information, (b) information marked or designated as confidential, (C) information otherwise disclosed in a manner consistent with its confidential nature, (d) information of one party, whether or not in written form and whether or not designated as confidential, that is known or should reasonably be known by the other party as being treated as confidential, and
(e) information submitted by one party to the second party where the second party knows or reasonably should know that the first party is obligated to keep the information confidential. The parties hereto expressly recognize and acknowledge that, as a result of the provision of services pursuant to this Agreement, Confidential Information which may be proprietary to each party must or may be disclosed to the other. Each party hereby agrees that it will make no disclosure of Confidential Information provided under this Agreement with OAT the prior written consent of the other party. Additionally, each party shall restrict disclosure of said information to its own employees, agents or independent contractors to whom disclosure is necessary and who have agreed to be bound by the obligations of confidentiality hereunder. Such employees, agents or independent contractors shall use reasonable care, but not less care than they use with respect to their own information of like character, to prevent disclosure of any Confidential Information. Nothing contained in this Agreement shall be considered as granting or conferring rights by license or otherwise in any Confidential Information disclosed.
SECTION 9. TAXES.

(a) Calculation of Telecommunications Taxes: USBI will be responsible for calculating or will use its best efforts to cause the LECs to calculate the following taxes applicable to each MTS call and allow them to be passed through to the End User, such taxes being referred to herein collectively as "Taxes": Federal excise tax, any state and local sales taxes or tax-like charges, and any other standard telecommunications sales taxes.

Notwithstanding the foregoing, Customer acknowledges and agrees it is responsible for compliance with all taxing requirements; therefore, Customer shall promptly notify USBI of any tax or tax-like surcharges and the associated rates that apply to Customer's MTS calls in any specific jurisdiction.

(b) Billing and Collection of Taxes: USBI will, for the benefit of and on behalf of Customer, use its best efforts to cause the LECs to bill End Users for all Taxes. Customer acknowledges and agrees that USBI is acting merely as Customer's agent with respect to arranging for the billing and collection of Taxes, and in no event shall USBI be entitled to retain or receive from Customer, or from any End User, any statutory fee or share of Taxes to which the person collecting the same may be entitled under applicable law.

(c) Tax Exempt Status for End Users: USBI will have the authority, on behalf of Customer, to authorize the LECs to calculate Taxes in the same manner as the LECs calculate Taxes for their End Users and to authorize the LECs to establish the tax exempt status of End Users in the same manner as the LECs establish such status for their End Users. If-Customer's MTS calls are exempt from Federal, state and local taxes or tax-like charges, Customer shall so indicate on each EMI Billing Record submitted to USBI.

(d) Filing and Payment of Taxes: Based upon the information calculated by USBI and/or received from the LECs with respect to Taxes assessed, billed and collected by the LECs, USBI will, on behalf of Customer, prepare and file in a timely manner with the applicable taxing authorities all returns covering Taxes, and will, on behalf of Customer, but only to the extent of amounts otherwise owing from USBI to Customer, pay in full and promptly remit to such taxing authorities all Taxes owed thereto. Upon written request, USBI will provide to Customer copies of any and all tax returns and other applicable information relating to the payment of Taxes by USBI within thirty (30) days after being filed and paid by USBI.

(e) Hold Harmless: Customer shall indemnify and hold USBI and its employees, agents and representatives free and harmless from and against any Claim (including, without limitation, reasonable attorneys' fees and court costs) relating to or arising out of any Taxes, penalties, interest, additions to tax, surcharge or other amounts to which USBI may be subject or incur, relating to or arising, out of (i) USBI's reliance upon any calculations, determinations or other directives, or lack thereof, given by Customer to USBI with respect to the calculation, assessment, billing and/or collection of any Taxes contemplated by this Agreement; or (ii) a determination by the Internal Revenue Service or any other taxing authority that any amount paid by USBI pursuant to paragraph 9.(d) above with respect to Taxes was insufficient, except in the event such insufficiency was the result of negligence on the part of USBI; provided, however, that Customer shall not be required to indemnify USBI or the employees, agents and representatives thereof for any loss, damage, Claim, cause of action or other liability to the extent, but only to the extent, caused by the gross negligence or willful misconduct of USBI.

(f) Billed Taxes: Customer shall be responsible for the payment of any additional Taxes or tax-like charges assessed against USBI based on the revenues collected by USBI from Customer's Valid EMI Billing Records, "Billed Taxes", excluding Federal and state income Taxes.

SECTION 10. FORCE MAJEURE.

USBI shall not be held liable for any delay or failure in performance- of any part of this Agreement or Exhibits attached hereto from any cause beyond its control and without its fault or negligence, such as acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers.

SECTION 11. LIMITATION OF LIABILITY.

(a) USBI will use its best efforts at all times to provide prompt and efficient service; however, USBI makes no warranties or representations regarding the services except as specifically stated in this paragraph 11.(a). USBI will use due care in processing all work submitted to it by Customer and agrees that it will, at its expense, correct any errors which are due solely to malfunction of USBIs computers, operating systems or programs or errors by USBI's employees or agents. Correction shall be limited to reprocessing Customer's EMI Billing Records. USBI will not be responsible in any manner for failures of, or errors in, proprietary systems and programs other than those of USBI, nor shall USBI be liable for errors or failures of Customer's software or operational systems. THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, AND CUSTOMER
HEREBY WAIVES
ALL OTHER WARRANTIES, EXPRESSED, IMPLIED, OR STATUTORY, INCLUDING,
BUT NOT
LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR
A
PARTICULAR PURPOSE. Should there be any failure in performance or errors or omissions by USBI with respect to the information being processed and being submitted to the LECs for billing, and collection, USBI's liability shall be limited to using its best efforts to correct such failure. In no event, except as specifically set forth herein, shall USBI be liable to Customer or any third parties (including Customer's customers) for any Claim even if USBI has been advised of the possibility of such Claim.

(b) Due to the nature of the services being performed by USBI, Customer agrees that in no event will USBI be liable for any Claim caused by USBI's performance or failure to perform hereunder which is not reported by Customer in writing to USBI within thirty (30) days of such performance or failure to perform.

(c) Customer shall indemnify and save harmless USBI from and against any Claim asserted against USBI by third parties and arising out of Customer's use of the services provided under this Agreement, unless such Claim arises out of the willful misconduct or gross negligence of USBI.

(d) Liability of USBI in any and all categories and for any and all Claims arising out of this Agreement or out of any act or omission relating thereto shall, in the aggregate, not exceed one (1) month's average of USBI's Processing, Fees to Customer over the twelve (12) months preceding such date in which the damage or injury is alleged to have occurred, but if this Agreement has not been in effect for twelve (12) months preceding such date, then over such fewer number of preceding months that this Agreement has been in effect.

SECTION 12. TERM OF AGREEMENT.

The initial term of this Agreement shall begin on the date on page I of this Agreement or the date Customer begins submitting its EMI Billing Records to USBI, whichever is later, and continue in full force and effect for a minimum period of one (1) year from such date unless terminated in accordance with paragraph 14.(b)(i) and shall automatically renew for successive periods of one (1) year under the then-existing company standard terms and conditions unless terminated by written notice from either party at least sixty (60) days prior to the scheduled expiration date.

Notwithstanding anything to the contrary contained herein, if Customer is currently billing more than two hundred and fifty thousand (250,000) EMI Billing Records per month, Customer may elect an initial term for this Agreement of two (2) or three (3) years. Should Customer elect to extend the initial term of this Agreement, Customer shall pay USBI a minimum Processing Fee, as described in Exhibit "C" attached hereto, each month for the entire term of this Agreement. In consideration for such, USBI will charge Customer a reduced billing services fee for the term selected which coincides with the USBI fee schedule as presented in Exhibit "C", attached hereto.

SECTION 13. EXPIRATION OR TERMINATION.

(a) Payment Upon Expiration Or Termination: Upon the expiration or termination of this Agreement for any reason, Customer agrees to satisfy, when or before due, any and all of its obligations under this Agreement.

(b) Deposit for Charges: In addition Customer acknowledges and understands that certain LEC charges for Uncollectible Amounts, Bad Debt true-ups and 'Post-Billing Adjustments and Credits are not determined by the LECs or provided to USBI for a period of up to eighteen (18) months after the final processing of Customer's EMI Billing Records by USBI on behalf of Customer. Customer further acknowledges and agrees that payment of these amounts shall be its sole responsibility. To ensure such payments, Customer shall, at the expiration or termination of this Agreement for any reason, deposit with USBI an amount equal to two and one-half percent (2.5%) of the face amount of Customer's gross billings for the prior twelve (12) months, or such other amount as is estimated by USBI, based on Customer's prior history, necessary to satisfy such charges. Such deposited amount shall be used by USBI to pay Uncollectible Amounts, Bad Debt true-ups, Post-Billing Adjustments and Credits and other charges incurred on behalf of Customer for billing and collecting Customer's EMI Billing Records submitted by Customer to USBI during the term of this Agreement. Each quarter USBI will re-examine the amount of funds deposited and make such adjustments as USBI estimates may be necessary to satisfy the aforementioned charges. USBI will provide Customer with proper documentation to substantiate charges attributable to Customer on the same and consistent method as USBI determines such charges for all of its customers. At the end of eighteen (18) months from the expiration or termination date, USBI will return all unused amounts to Customer.

(c) Remaining Liability: Notwithstanding the foregoing, the deposit of such amounts does not relieve or waive Customer's responsibility and obligation to pay its obligations to USBI including, without limitation, any and all fees, charges, charge backs, credits and adjustments associated with billing and collecting its EMI Billing Records. In the event such associated fees, charges, charge backs, credits and adjustments exceed the amount of the deposit described in paragraph 13(b), Customer shall remit to USBI such additional amounts as are required to satisfy Customer's obligations under this Agreement to USBI within ten (10) Business Days of notification by USBI of any such amounts due.

(d) Savings Clause: Except as otherwise provided herein, expiration or termination of this Agreement under this Section 13 shall terminate all further rights and obligations of the parties hereunder, provided that:

          (i) Neither USBI nor Customer shall be relieved of its respective obligations to pay any sums of money due or to become due or payable or accrued under this Agreement;

         (ii) If such expiration or termination is a result of a default hereunder or a breach hereof by a party hereto, the other party shall be entitled to pursue any and all rights and remedies it has to redress such default or breach in law or equity, subject to Sections 11 & 14 hereof-, and

         (iii) The provisions of Sections 8 and 9 hereof, except paragraph 9.(b), shall survive the expiration or termination of this Agreement.

(e) Early Termination of Extended Term Agreement: If Customer elects to extend the initial term of this Agreement and should Customer terminate or breach this Agreement before the expiration of the full initial term elected by Customer upon execution hereof, USBI will recalculate and Customer shall pay to USBI a USBI Processing Fee for all EMI Billing Records processed under this Agreement based on the current USBI Processing Fee schedule at the one I year rate, attached hereto as Exhibit "C", plus ten percent (10%) for each EMI Billing Record processed under this Agreement, at Customer's monthly volume levels.

SECTION 14. DEFAULT AND REMEDIES.

          (a)  Default: Either Party shall be in default hereunder if it::

                                 (i) Fails to make any payment specified
hereunder when or before due and such failure continues for five (5) Business Days after written notice;

                                 (ii) Breaches any other material covenant
or undertaking, contained in this Agreement and fails to remedy such breach within thirty (30) Business Days after written notice thereof from the non-defaulting party;

                                 (iii) Submits EMI Billing Records to USBI
for services that have not been authorized by End Users;

                                 (iv) Submits EMI Billing Records to USBI
which generate excessive customer service complaints; or

                                  (iv)   Files, or there is filed against
it, any voluntary or involuntary proceeding under the Bankruptcy Code, makes an assignment for the benefit of creditors, dissolves, ceases to conduct business for three (3) Business Days, resorts to any insolvency law, declares that it is unable to pay its debts as they mature or if a receiver, trustee or custodian is appointed over, or an execution, attachment, or levy is made upon, all or any material part of the property of such party.

(b) Remedies: Time is of the essence in the performance of this Agreement. In the event of any default hereunder, the non-defaulting party shall have the following rights and remedies:

                (i) To terminate or cancel this Agreement, subject to the provisions of paragraph 13(d), by giving written notice thereof to the defaulting party;

                (ii) To declare all amounts due under this Agreement from the defaulting party to the non-defaulting party to be immediately due and payable, including attorney's fees and expenses incurred or which may be incurred in the collection of such amounts;

            (iii) To withhold, set off, and retain, until all obligations of Customer to USBI have been satisfied in full, any and all amounts which may otherwise be due and payable to Customer under this Agreement and apply such amounts to any balance due or to become due from Customer to USBI

               (iv) All rights and remedies allowed by the applicable Uniform Commercial Code;

                (v) All other rights and remedies allowed by this USBI Agreement and under applicable law; and

                (vi) All rights and remedies shall be cumulative and can be exercised separately or concurrently.

SECTION 15. AMENDMENTS; WAIVERS.

No modification, amendment or waiver of any provision of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same shall be in writing and signed by or on behalf of the party against whom such modification, amendment, waiver or consent is claimed. In addition, no course of dealing or failure of any party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver or such term, right or condition.

SECTION 16. ASSIGNMENT.

(a) By Customer or USBI: Assignment by Customer or USBI of any right, obligation, duty or any other interest hereunder, in whole or in part, shall require consent by both parties. Such consent shall not be unreasonably withheld by either party.

(b) Generally: All rights, obligations, duties and interests of any party under this Agreement shall inure to the benefit of and be binding on all successors in interest and assigns of such party and shall survive any acquisition, merger, reorganization or other business combination to which it is a party.

SECTION 17. NOTICES AND DEMANDS.

(a) How Notice Is Given: Except as otherwise provided under this Agreement, all notices, demands and requests which may be given by any party to the other party shall be in writing and shall be: (I) delivered in person; (ii) mailed, postage prepaid, registered or certified mail, return receipt requested; (iii) placed in the hands of a national overnight delivery service or (iv) sent by facsimile transmission to the recipient's facsimile machine, with an extra copy immediately following by first class mail; and addressed as follows:

                            If to USBI, to it at:

                            Billing Concepts, Inc.
                               dba U.S. Billing
                         Attention: Alan W. Saltzman
                       7411 John Smith Drive, Suite 200
                        San Antonio, Texas 78229-4898
                          Telephone: (210) 949-7004
                             Fax: (210) 692-0720

                          If to Customer, to it at:

              GenX Communications, LLC dba Preferred Disc. Plan
                            Attention: Paul Sandhu
                         3151 Airway Avenue, Unit P-3
                             Costa Mesa, CA 92626
                         Telephone: (714) 549-7700 x
                             Fax: (714) 549-7707

If personal delivery is selected as the method of giving notice under this Section, a receipt for such delivery shall be obtained. The address to which such notices, demands, requests, elections or other communications may be given by either party may be changed by written notice given by such party to the other party pursuant to this Section 17.

(b) When Notice Effective: Except as otherwise expressly provided herein, all such notices shall be effective upon receipt if delivered by hand, facsimile, national overnight delivery service, certified or registered mail and otherwise five (5) Business "Days after placement in the U.S. Mails.

                           EXHIBIT "A"
                       USBI BILLING TELEPHONE COMPANIES

Alltel
Ameritech
Bell Atlantic
Bell South
Century Telephone
Chillicothe Telephone
Cincinnati Bell
Citizens Via Alltel
Citizens Via GTE
GTE Central
GTE Contel
GTE North
GTE South
GTE West
Illuminet
NECA
NYNEX
Pacific Telcom
Pactelis
Southern New England Bell
Southwestern Bell
Sprint Mid-Atlantic Telecom
Telecom Canada
U.S. WEST
United Florida
United Midwest
United North Central

NOTE: NPA-NXX list (ONNET File) of above BTCs will be furnished to Customer monthly, via the Electronic Bulletin Board.

                             COMPANY CONFIDENTIAL

                                 EXHIBIT "B"
                      U.S. BILLING CONTRACTUAL LEC COST

                                   May 1998

                                 Page l of  5

LEC #    COMPANY NAME   BILL RENDERING       CALL RECORDS ENHANCED

                              INTER   INTRA INTER INTRA 42 RCDS
                                STATE  STATE STATE  STATE
BELL OPERATING COMPANIES:

10 NYNEX
    9102 NEW ENGLAND TELEPHONE
         MASSACHUSETTS         0.9600 0.5500 0.0100 0.02000.0000
         MAINE                 0.9600 0.9600 0.0100 0.01000.0000
         NEW HAMPSHIRE         0.9600 0.9600 0.0100 0.01000.0000
         RHODE ISLAND          0.9600 0.9600 0.0100 0.01000.0000
         VERMONT               0.9600 0.9600 0.0100 0.01000.0000
    9104 NEW YORK TELEPHONE 1:
         CONNECTICUT           0.9600 0.9600 0.0100 0.01000.0000
         NEW YORK              0.9600 0.9600 0.0100 0.01000.0000

12 SNET
    9147 SOUTHERN NEW ENGLAND 0.5100  0.5100 0.0560 0.05600.0000

14 BELL ATLANTIC

9206      NEW JERSEY BELL      0.3300 0.3300 0.0240 0.0240 0.2500
9208      PENNSYLVANIA BELL    0.3300 0.3300 0.0240 0.0240 0.2500
9210      DIAMOND STATE        0.3300 0.3300 0.0240 0.0240 0.2500
9211      C&P WASHINGTON, D.C. 0.3300 0.3300 0.0240 0.0240 0.2500
9212      C&P MARYLAND         0.3300 0.3300 0.0240 0.0240 0.2500
9213      C&P VIRGINIA         0.3300 0.3300 0.0240 0.0240 0.2500
9214      C&P WEST VIRGINIA    0.3300 0.3100 0.0240 0.0240 0.2500

16 AMERITECH
9321      OHIO BELL            0.3500 0.3500 0.0300 0.0300 0.0000
9323      MICHIGAN BELL        0.3500 0.3500 0.0300 0.0300 0.0000
9325      INDIANA BELL         0.3500 0.3500 0.0300 0.0300 0.0000
9327      WISCONSIN BELL       0.3500 0.3500 0.0300 0.0300 0.0000
9329      ILLINOIS BELL        0.3500 0.3500 0.0300 0.0300 0.0000

18 CINCINNATI BELL
     9348 KENTUCKY             0.6000 0.5500 0.0192 0.0197 0.0300
     9348 OHIO                 0.6000 0.6000 0.0192 0.0192 0.0300

                             COMPANY CONFIDENTIAL

The rendering fee includes the first ten (10) messages. The additional $.01 only applies beginning at the eleventh (11th) message and greater.

                                 EXHIBIT "B"
                      U.S. BILLING CONTRACTUAL LEC COST

                                   May 1998

                                 Page 2 of 5

LEC #   COMPANY NAME           BILL RENDERINGCALL RECORDS ENHANCED

                               INTER INTRA   INTER  INTRA  42 RADS
                               STATE STATE   STATE  STATE
20 BELL SOUTH

9417      SOUTHERN BELL
          FLORIDA              0.3690  0.3690 0.0262 0.0262 0.1010
          GEORGIA              0.3690  0.3690 0.0262 0.0262 0.1010
          NORTH CAROLINA       0.3690  0.3690 0.0262 0.0262 0.1010
          SOUTH CAROLINA       0.3690  0.3690 0.0262 0.0262 0.1010
9419      SOUTH CENTRAL BELL:
          ALABAMA              0.3690  0.3690 0.0262 0.0262 0.1010
          KENTUCKY             0.3690  0.3690 0.0262 0.0262 0.1010
          LOUISIANA            0.3690  0.3690 0.0262 0.0262 0.1010
          MISSISSIPPI          0.3690  0.3690 0.0262 0.0262 0.1010
          TENNESSEE            0.3690  0.3690 0.0262 0.0262 0.1010

22 SOUTHWESTERN BELL
     9533 SOUTHWESTERN BELL    0.3500 0.3500 0.0300 0.0300  0.0351

24 U.S. WEST
     9631 NORTHWESTERN BELL    0.4200 0.4200 0.0250 0.0250  0.1000
     9631 MINNESOTA            0.4200 0.4200 0.0350 0.0350  0.1000
     9636 MOUNTAIN BELL        0.4200 0.4200 0.0250 0.0250  0.1000
     9638 PACIFIC NORTHWEST BELL 0.4200      0.4200 0.0250  0.0250 0.1000
     9638 WASHINGTON           0.4200 0.4200 0,0350 0.0350  0.1000

26 PACTELIS
     9740 PACIFIC BELL         0.2400 0.1900 0.0110 0.0110  0.0000
     9742 NEVADA BELL          0.3500 0.6000 0.0350 0.0910  0.0000

GTE COMPANIES:
30 GTE SOUTH

328       GTE OF FLORIDA      0.3900 0.3500  0.0450 0.0762  0.1350
407       KENTUCKY            0.3900 0.3500  0.0450 0.0762  0.1350
4331      ALABAMA             0.3900 0.3500  0.0450 0.0762  0.1350
4334      NORTH CAROLINA      0.3900 0.3500  0.0450 0.0762  0.1350
4335      SOUTH CAROLINA      0.3900 0.3500  0.0450 0.0762  0.1350
4337      VIRGINIA            0.3900 0.3900  0.0450 0.0450  0.1350

40 GTE NORTH
169       GTE OF PENNSYLVANIA 0.3900 0.3900  0.0450 0.0450  0.1350
615       GTE OF OHIO         0.3900 0.3900  0.0450 0.0450  0.1350
695       GTE OF MICHIGAN     0.3900 0.3900  0.0450 0.0450  0.1350
772       GTE OF INDIANA      0.3900 0.3900  0.0450 0.0450  0.1350
886       GTE OF WISCONSIN    0.3900 0.3500  0.0450 0.0762  0.1350
1015      GTE ILLINOIS        0.3900 0.3500  0.0450 0.0762  0.1350


                             COMPANY CONFIDENTIAL

                                 EXHIBIT "B"
                      U.S. BILLING CONTRACTUAL LEC COST

                                   May 1998

                                 Page 3 of 5

LEC #   COMPANY NAME           BILL RENDERINGCALL RECORDS ENHANCED

                               INTER INTRA   INTER  INTRA  42 RADS
                               STATE STATE   STATE  STATE
GTE COMPANIES - CON'T.:
46 GTE CENTRAL

     4311 IOWA                 0.3900         0.3900        0.0450
0.0450    0.1350
     4312 MINNESOTA            0.3900 0.2700  0.0450
0.0170    0.1350
     4313 MISSOURI             0.3900 0.3500  0.0450
0.0643    0.1350
     4314 NEBRASKA             0.3900 0.3900  0.0450
0.0450    0.1350
     4341 ARKANSAS             0.3900 0.3900  0.0450
0.0450    0.1350
     4342 NEW MEXICO           0.3900 0.2700  0.0450
0.0967    0.1350
     4343 OKLAHOMA             0.3900 0.3900  0.0450
0.0450    0.1350
     4344 CONTEL dba GTE TEXAS 0.3900 0.7500  0.0450
0.0300    0.1350
     4344 GTE SOUTHWEST INC.   0.3900 0.3500  0.0450
0.0565    0.1350

52 GTE WEST
     2319 CALIFORNIA           0.3900 0.1900  0.0450
0.0110    0.1350
     2319 GTE WC CA            0.3900 0.3500  0.0450
0.0762    0.1350
     2319 GTE CALIFORNIA       0.3900 0.3500  0.0450
0.0762    0.1350
     3100 GTE OF HAWAII        0.3900 0.0000  0.0450
0.0000    0.1350
     4321 IDAHO                0.3900 0.3500  0.0450
0.0762    0.1350
     4323 OREGON               0.3900 0.3500  0.0450
0.0762    0.1350
     4324 WASHINGTON           0.3900 0.4800  0.0450
0.0762    0.1350


53 CITIZENS VIA GTE
4321      IDAHO                0.0000 0.0000 0.0938
0.0938    0.0900
4322      MONTANA              0.0000 0.0000 0.0938
0.0938    0.0900
4336      TENNESSEE            0.0000 0.0000 0.0634
0.0634    0.0900
4338      WEST VIRGINIA        0.0000 0,0000 0.0634
0.0634    0.0900
4426      ARIZONA              0.0000 0.0000 0.0522
0.0522    0.0900
4429      UTAH                 0.0000 0,0000 0.0522
0.0522    0.0900

INDEPENDENTS:
28 TELECOM CANADA              0.0000 0.0000 0.5500
0.5500    0.0000

58 UNITED FLORIDA
     340  CENTRAL              0.3150 0.0000 0.0280
0.0210    0.0000
     341  UNITED               0.3150 0.0000 0.0280    0.0210      0.0000


                             COMPANY CONFIDENTIAL

                                 EXHIBIT "B"
                      U.S. BILLING CONTRACTUAL LEC COST

                                  May 1998 -

                                 Page 4 of 5

LEC #   COMPANY NAME           BILL RENDERINGCALL RECORDS ENHANCED

                               INTER INTRA   INTER  INTRA  42 RADS
                               STATE STATE   STATE  STATE
62 UNITED MIDWEST

1456      MINNESOTA            0.3150 0.3150 0.0280 0.0280 0.0000
1594      WYOMING              b.3150 0.3150 0.0280 0.0280 0.0000
1595      NEBRASKA             0.3150 0.3150 0.0280 0.0280 0.0000
1810      EASTERN KANSAS       0.3150 0.3150 0.0280 0.0280 0.0000
1810      SOUTH CENTRAL KANSAS 0.3150 0.3150 0.0280 0.0280 0.0000
1842      KANSAS               0.3150 0.3150 0.0280 0.0280 0.0000
1957      MISSOURI             0.3150 0.2016 0.0280 0.0243 0.0000
2084      TEXAS                0.3150 0.3765 0.0280 0.0164 0.0000
2114      TEXAS-CENTRAL        0.3150 0.1348 0.0280 0.0945 0.0000
2348      NEVADA               0.3150 0.0091 0.0280 0.0379 0.0000
2400      NORTHWEST            0.3150 0.3133 0.0320 0.0379 0.0000

63 SPRINT MID-ATLANTIC TELECOM
254       CENTRAL TELEPHONE   0.3150 0.3150  0.0280 0.0280 0.0000
470       CAROLINA T&T        0.3150 0.5590  0.0280 0.0240 0.0000
471       CENTRAL TELEPHONE   0.3150 0.2844  0.0280 0.0574 0.0000
506       UNITED TELEPHONE-SE (SC) 0.3150    0.3150 0.0280 0.0280 0.0000
567       UNITED TELEPHONE-SE (TN) 0.3150    0.3150 0.0280 0.0280 0.0000
567       UNITED TELEPHONE-SE (VA) 0.3150    0.3150 0.0280 0.0280 0.0000

66 UNITED NORTH CENTRAL
     138  NEW JERSEY          0.3150 0.3000        0.0280
0.0500    0.06,00
     209  PENNSYLVANIA        0.3150 0.3000
     0.0280                   0.0500 0.0000
     661  OHIO                0.3150 0.3000 0.0280
0.0500    0.0000
     832  INDIANA             0.3000 0.3000 0.01500 0.0500 0.0000
     985  ILLINOIS            0. 3 15 0     0.3000 0.0280
0.0500    0.0000

74 ALLTEL
     45   NEW YORK            0.5400 0.5400
0.0700    0.0700              0.0000
     61   PENNSYLVANIA        0.5400 0.5400
0.0700    0.0700              0.0000
     84   OHIO                0.5400 0.5400 0.0700
0.0700    0.0000
     157  PENNSYLVANIA        0.5400 0.4700
0.0700    0.0000              0.0000
     176  PENNSYLVANIA        0.5400 0.5400
0.0700    0.0700              0.0000
     302  ALABAMA             0.5400 0.5400
0.0700    0.0700              0.0000
     336  FLORIDA             0.5400 0.5400
0.0700    0.0700              0.0000
     357  GEORGIA             0.5400 0.4700
0.0700    0.1090              0.0000
     402  GEORGIA             0.5400 0.4700
0.0700    0.1085              0.0000
     402  KENTUCKY            0.5400 0.8800
0.0700    0.0563              0.0000


                             COMPANY CONFIDENTIAL

                                 EXHIBIT "B"

                      U.S. BILLING CONTRACTUAL LEC COST

                                   May 1998

                                 Page 5 of 5

LEC #    COMPANY NAME          BILL RENDERINGCALL RECORDS ENHANCED

                                INTER INTRA  INTER  INTRA  42 RADS
                                STATE STATE   STATE  STATE
74 ALLTEL - CON'T.
     453  MISSISSIPPI          0.5400 0.5400  0.0700
0.0700    0.0000
     476  NORTH CAROLINA       0.5400 0.2800  0.0700 0.0604 0.0000
     517  SOUTH CAROLINA       0.5400 0.5400  0.0700 0.0700 0.0000
     665  OHIO                 0.5400 0.5400  0.0700 0.0700 0.0000
     762  FLORIDA              0.5400 0.0000  0.0700 0.0716 0.0000
     850  NORTH CAROLINA       0.5400 0.2800  0.0700 0.0716 0.0000
     894  SOUTH CAROLINA       0.5400 0.3600  0.0700 0.0790 0.0000
     938  MISSISSIPPI          0.5400 0.4700  0.0700 0.0700 0.0000
    1691  ARKANSAS             0.5400 0.5400  0.0700 0.0700 0.0000
    1885  MISSOURI             0.5400 0.8200  0.0700 0.0509 0.0000
    1965  OKLAHOMA             0.5400 0.5400  0.0700 0.0700 0.0000
    2011  OKLAHOMA             0.5400 0.5400  0.0700 0.0700 0.0000
    2121  TEXAS                0.5400 0.4700  0.0700 0.0700 0.0000
    2153  TEXAS                0.5400 0.4700  0.0700 0.1085 0.0000
    4332  GEORGIA              0.5400 0.3500  0.0700 0.0812 0.0000
    4425  GEORGIA              0.5400 0.4700  0.0700 0.1085 0.0000

75 CITIZENS ALLTEL II
     2354 NEVADA               0.0000 0.0000  0.1275 0.1275 0.2500
     4432 OREGON               0.0000 0.0000  0.1275 0.1275 0.2500
     4449 ARIZONA              0.0000 0.0000  0.1275 0.1275 0,2500
     4450 NEW MEXICO           0.0000 0.0000  0.1275 0.1275 0.2500

76 CITIZENS VIA ALLTEL
     96   NEW YORK             0.0000 0.0000  0.1275 0.1275 0.2500
     157  PENNSYLVANIA         0.0000 0.0000  0.1275 0.1275 0.2500
     270  WEST VIRGINIA        0.0000 0.0000  0.1275 0.1275 0.2500
     577  TENNESSEE            0.0000 0.0000  0.1275 0.1275 0.2500
    4336  TENNESSEE            0.0000 0.0000  0.1275 0.1275 0.2500

81 INDEPENDENT NECA SVC.       0.3000  0.3203 0.2600
0.2244
                               0.0000
87 GTE CONTEL                  0.4700  0.4700 0.7000
0.7000
                               0.0900
91 CHILLICOTHE TEL. CO.        0.0000  0.0000 0.3000
0.3000
                               0.0000
92 PACIFIC TELCOM              0.3000  0.3203 0.2600
0.2244
                               0.0000
93 CENTURY TELEPHONE           0.3900  0.1979 0.1.300       0.1355 0.0000
94 ILLUMINET                   0.3750  0.3750 0.2210
0.2210                         0.0000

96 COX                         0.4200  0.4200 0.01500       0.0500 0.0000

                             COMPANY CONFIDENTIAL

                                 EXHIBIT "C"

                                   PRICING

                           Effective July 15, 1998

U.S. Billing Most Favored Processing Fees:

        Volume          RATE/RCD      1 Year  2 Year   3 Year


0-        250,000      LEC Charge +   $0.0525 $0.0525  $0.0525
Next      250,000 LEC Charge +        $0.0525 $0.0485  $0.0440
Next      500,000 LEC Charge +        $0.0475 $0.0435  $0.0390
Next    1,000,000 LEC Charge +        $0.0435 $0.0395  $0.0350
Next    1,000,000 LEC Charge +        $0.0405 $0.0365  $0.0320
Next    1,000,000 LEC Charge +        $0.0385 $0.0345  $0.0300
Next    2,000,000 LEC Charge +        $0.0385 $0.0345  $0.0225
Next    4,000,000 LEC Charge +        $0.0385 $0.0345  $0.0185
Over   10,000,000 LEC Charge +        $0.0385 $0.0345  $0.0150


USBI's most favored Processing Fees are in addition to the USBI's contractual LEC Processing Fees as outlined in Exhibit "B" attached hereto which are calculated monthly as described in paragraph 4.(f) hereof

If Customer elects an initial term of this Agreement of two (2) or three (3) years, Customer acknowledges and agrees to pay a minimum monthly processing fee of at least $13,125/month (250,000 records/month times $.0525/record), for the entire two (2) or three (3) year term of the Agreement.

(2)End User Customer Service Inquiry, Investigation, and Rebate:
USBI will perform End User customer service inquiry, investigation and rebate for those areas where the LEC billing and collection agreements provide for such. Customer will be charged a total of $2.50 for each customer service inquiry, investigation or rebate handled by USBI on behalf of Customer.

(3)Excessive End User Customer Service Inquiry, Investigation and Rebate:
Customer shall pay an additional fee of three dollars and fifty cents ($3.50) for each End User inquiry, investigation or rebate that exceeds one percent (1%) of the number of EMI Billing Records processed by USBI on behalf of Customer for each Library Code each calendar month.

(4)Minimum USBI Processing Fee per Transmission:
For each submission of EMI Billing Records to USBI, Customer shall pay a minimum USBI Processing Fee per Library Code of five hundred twenty-five dollars ($525).

(5)Accounts Receivables Reconciliation System - FASTRACK:
Customer shall pay an initial, one-time fee for USBI's accounts receivable reconciliation system known as FASTRACK. The charge is one thousand five hundred dollars ($1,500) for the first Library Code and five hundred dollars ($500) for each additional Library Code. There is no charge for weekly accounts receivable status updates.

                             COMPANY CONFIDENTIAL

                                 EXHIBIT "D"

                         MTS CALL COMPLETION CRITERIA

A MTS call is completed if some type of direct communication or hardware or software answer detection has been established between the originating person and the terminating location. Collect and third number billed calls must be verified that the receiving party or third party agrees to accept the charges for the call. If automated technologies are used, the receiving party must positively acknowledge the acceptance of the call. In the case of person-to-person calls, the operator must verify that the receiving party is the person whom the originating party requested. For other direct dialed, automated calling card or operator assisted calls, the call shall be considered completed when the connection is verified by means of hardware or software detection as required by Federal, state and local regulatory authorities.

In those cases where the Customer cannot determine the exact time the terminating person has gone "off hook" (beginning of communication with the originating party), and Federal, state or local regulatory authorities do not require hardware or software answer detection, a call shall be considered to be connected if the originating and receiving parties hold the connection for more than thirty-six (36) seconds.

Calls for four hundred eighty (480) minutes (8 hours) or more are not considered valid, completed calls and will not be billed.

Calls to operators, customer announcements, busy signals or ringing shall not be considered completed calls and shall not be billed.

                             COMPANY CONFIDENTIAL

                                 EXHIBIT "E"

               EXCHANGE MESSAGE INTERFACE (EMI) BILLING RECORD

The following Bellcore EMI billing record formats will be processed by USBI for the LECs that are capable of billing and collecting for services using the following EMI billing record format:

RECORDED ID
 010101        Domestic Message Telephone Service (MTS) Charge
 010132        Domestic Directory Assistance Charge
 010201        North American Originated and Billable International Charge
 425001        Miscellaneous Recurring and Non-Recurring Service Charge
 102203        Pack Header Record
 202204        Pack Trailer Record

                             COMPANY CONFIDENTIAL

                                 EXHIBIT "F"

                USBI PROCEDURES FOR END USER CUSTOMER SERVICE
                     INQUIRIES INVESTIGATIONS AND REBATES

1. For those LEC's whose billing and collection agreements provide for USBI to provide End User inquiry and resolution, USBI's toll-free "800" number will appear on the End User's LEC telephone bill to be used for resolution of any USBI issues associated with the End User's bill.

At the time of the initial call from an End User, USBI's customer service representative will access the End User's account. Once the account has been accessed, the calls or charges in dispute will be determined. If the End User is disputing any of the following, including, but not limited to:

     (a)  Denying All Knowledge (DAK) of calls, equipment or service;
     (b)  Rates; or
     (C)  Charges for unanswered calls

then an automated internal credit form will be prepared which usually contains the following information:

     (a) Bill name and number;
     (b) Reason and dollar amount in dispute; and
     (C) Copy of the EMI Billing Records being, disputed.

II. All disputes will normally be handled by following the customer's guidelines or by USBI using best judgement to resolve the dispute. It is the customer's responsibility to provide to USBI in writing initial guidelines or changes to existing guidelines.

All inquiries over fifty dollars ($50.00) will be forwarded to USBI's Investigations Department. Upon receipt of the internal credit form and the End Users' records in dispute, the following procedures shall be followed:

     (A) Notify Customer (via automated fax) that an End User is disputing calls or charges over $75.00 and that USBI will determine the validity of such claim. The following information will usually be given:

          (1)  End User's full name;
          (2)  Telephone number;
          (3)  Statement date; and
          (4)  Amount in dispute.

     (B) Confer with the LEC as needed to obtain pertinent information such as if customer was assigned telephone number at the time of billing, etc.

                             COMPANY CONFIDENTIAL

                                 EXHIBIT "F"

                USBI PROCEDURES FOR END USER CUSTOMER SERVICE
                     INQUIRIES INVESTIGATIONS AND REBATES

     (C) As deemed necessary by USBI, confer with Customer to obtain pertinent information such as date service was canceled, etc.

      (D) Maintain details of conversations when investigating the calls (i.e., person's name, complete telephone number, date and time of each call).

      (E) Notify the End User and the Customer concerning the disposition of the dispute.

III. The following procedures will be utilized for credit issued through Bell Operating Companies (BOC's) and the Local Exchange Carriers:

     (A) An electronic EMI credit record will be submitted with the next billing submission.

     (B) For those situations where an electronic credit cannot be submitted, an IC/EC memorandum will usually be mailed to the End User's Local Exchange Carrier for credit toward End User's account if the credit amount is over seventy-five dollars ($75.00). For amounts less than $75.00, a check will usually be made payable to the local telephone company, but forwarded to the End User.

The above procedures for refund checks, electronic EMI credit records and IC/EC memorandums usually take a total of five (5) Business Days.

IV. A record of all disputes and resolutions will be kept for weekly customer service reports.

V. All formal and informal regulatory complaints will be handled by USBI unless USBI authorizes the customer to handle their own. If the regulatory agency serves both USBI and the customer, the customer is responsible for their response to the agency. If the customer is permitted to handle their own regulatory complaints, USBI reserves the right to assume this function from the customer if they deem necessary to ensure proper handling and timely responses to the agency. Whether the customer or USBI normally handles the complaint procedure, USBI reserves the right to make any decisions regarding credit in response to a complaint.

                             COMPANY CONFIDENTIAL

                                 EXHIBIT "F"

                USBI PROCEDURES FOR END USER CUSTOMER SERVICE
                    INQUIRIES, INVESTIGATIONS AND REBATES

VI.  The USBI policy regarding refunds as related to 42 Records is as follows:

(A) If a customer disputes a fee billed as a 42 Record (i.e., a monthly reoccurring charge, a membership fee, voice mail service, etc.). USBI will, to the best of our knowledge, explain the service and how the customer may have obtained the service. If the customer continues to dispute the service or states that they are refusing to pay, USBI will refund the 42 Record fee.

(B) In the case of a dispute of an unauthorized switch of long distance service, not only will the charge for the 42 Record be refunded, but a rate adjustment to satisfy will also be provided for long distance calls, if one is requested by the customer.

(C) If the customer wants the service canceled, or if the LOA information is requested after a refund has been provided by USBI, the customer will be referred to the carrier.

(D) If the customer disputes a subsequent charge after requesting cancellation of service from the carrier, credit will be provided to satisfy the customer.

                             COMPANY CONFIDENTIAL

                                 EXHIBIT "G"
                           USBI BAD DEBT PERCENTAGE

                        for period 04/01/97 - 03/31/98

                                 Page 1 of 2

LEC NAME                                         CHARGE(%)

BELL OPERATING COMPANIES:
10   NYNEX

      9102   NEW ENGLAND TELEPHONE                   .0316
      9104   NEW YORK TELEPHONE                      .1415

12   SNET
      9147   SOUTHERN NEW ENGLAND                    N/A

14   BELL ATLANTIC
        9206  NEW JERSEY BELL                       .0350
        9208  PENNSYLVANIA BELL                     .0328
        9210  DIAMOND STATE                         .0171
        9211  C&P OF WASHINGTON, D.C.               .1089
        9212  C&P- OF MARYLAND                      .0316
        9213  C&P OF VIRGINIA                       .0237
        9214  C&P OF WEST VIRGINIA                  .0230

16   AMERITECH
        9321  OHIO BELL                             .0308
        9323  MICHIGAN BELL                         .0308
        9325  INDIANA BELL                          .0306
        9327  WISCONSIN BELL                        .0309
        9329  ILLINOIS BELL                         .0306

18  CINCINNATI BELL
     9348    CINCINNATI BELL                        .0241

20  BELL SOUTH
     9417    SOUTHERN BELL                          .0271
     9419    SOUTH CENTRAL BELL                     .0281

22  SOUTHWESTERN BELL
      9533   SOUTHWESTERN BELL                      .0454

24  U.S. WEST
      9631   U.S. WEST - EASTERN                    .1014
      9636   U.S. WEST - CENTRAL                    .0446
      9638   U.S. WEST - WESTERN                    .0732

26  PACTELIS
      9740   PACIFIC BELL                           .0894
      9742   NEVADA BELL                            .0358


                             COMPANY CONFIDENTIAL

                                 EXHIBIT "G"

                           USBI BAD DEBT PERCENTAGE

                        for period 04/01/97 - 03/31/98

                                 Page 2 of 2

LEC NAME                                        CHARGE(%)


GTE COMPANIES:
30   GTE SOUTH                                    .0624
40   GTE NORTH                                    .0335
46   GTE CENTRAL                                  .0605
52   GTE WEST                                     .0598
53   CITIZENS VIA GTE                             .0282
87   GTE CONTEL COMPANIES                           N/A

INDEPENDENTS:
28  TELECOM - CANADA                                N/A
58  UNITED FLORIDA                                .0298
62  UNITED MIDWEST                                .0382
63  SPRINT MID ATLANTIC TELECOM                   .0344
66  UNITED NORTH CENTRAL                          .0042
74  ALLTEL                                        .0247
75  CITIZENS ALLTEL II                              N/A
76  CITIZENS VIA Alltel                           .0115
81  INDEPENDENT NECA SVC.                           N/A
91  CHILLICOTHE TELEPHONE COMPANY                   N/A
92  PACIFIC TELCOM                                  N/A
93  CENTURY TELEPHONE                               N/A
94  ILLUMINET                                     .0044
96  Cox                                             N/A


                             COMPANY CONFIDENTIAL

                                     USBI

                                 ADDENDUM "A"

                          ADVANCED PAYMENT AGREEMENT

     THIS ADDENDUM is made 8th day of September 1999 by GenX Communications,
LLC dba Preferred Disc, Plan "Customer"), a Delaware corporation with an office at 3151 Airway Avenue, Unit P-3, Costa Mesa, CA 92626 and Billing Concepts, Inc., a Delaware corporation, dba U.S. Billing - ("USBI") with its principal offices located 7411 John Smith Drive, Suite 200, San Antonio, Texas 78229-4898.

                                   RECITALS

     WHEREAS, on or before the date hereof, Customer and USBI entered into a certain Billing and Information Management Services Agreement (the -"Customer Contract"), pursuant to which USBI is obligated to provide, among other things, processing services for the billing and collection of Customer's qualified MTS telecommunication services through its billing and collection agreements with certain Local Exchange Companies ("LECs"). Unless otherwise defined in this Addendum, all defined terms used herein shall have the meaning given to such terms in the Customer Contract.

     WHEREAS, Customer acknowledges that USBI has entered into a certain
Loan and Security Agreement (the "Loan Agreement") with a third-party lender, and that the terms of this Agreement are subject to the Loan
Agreement. Upon approval of this Addendum and Customer by USBI and its third-party lender, and pursuant to the Loan Agreement, the third party lender will provide financing through USBI for the benefit of Customer of certain accounts receivable of Customer arising from the provisioning of qualified MTS telecommunication services by Customer to End Users of Customer's services which are billed and collected from End Users by the LECs (hereinafter the "Customer Accounts"). The Customer's accounts receivable are payable by the LECs and are to be acquired by USBI; and

     WHEREAS, to facilitate the financing arrangements between its third-party lender and USBI, as well as to facilitate the financing of the Customer Accounts, Customer acknowledges and agrees to amend the terms of the Customer Contract in accordance with the terms and provisions set forth herein:

     NOW, THEREFORE, Customer and USBI, intending to be legally bound, hereby agree as follows:

     1. Amendment of Customer Contract. The Customer Contract is hereby amended as set forth in this Addendum. This Addendum is incorporated into and made a part of the Customer Contract, the terms and conditions of which, unless expressly modified by this Addendum, continue unchanged and in full force and effect. To the extent that any terms or provisions of this Addendum are or may be deemed expressly inconsistent with any terms or conditions of the Customer Contract, the terms of this Addendum shall control.

     2. Purchase of Customer Accounts. Commencing immediately after the date USBI's third-party lender has given its approval of this Addendum and its approval of Customer, then upon receipt and processing by USBI of those EMI Billing Records of Customer's qualified MTS telecommunication services for which Customer desires financing (the "Processed EMI Billing Records"), USBI shall purchase from Customer, and Customer shall sell, assign, transfer and convey to USBI, all rights, title and interest of Customer in and to all Customer Accounts contained on any Processed EMI Billing Records. The purchase date for Processed EMI Billing Records shall be the date upon which USBI submits Customer's EMI Billing Records to the LECs for billing and collection (the "Purchase Date"). USBI shall promptly process Customer's EMI Billing Records for collection in the same manner and with the same timing that all EMI Billing Records are processed by USBI under its other customer contracts.

     3.  Purchase Price; Financing and Payment.
     a. USBI shall pay to Customer as the purchase price for the Customer Accounts an amount equal to the aggregate face amount thereof of the Customer's EMI Billing Records submitted to LECs by USBI for billing and collection, less:
          (i)   All LEC charges, rejects, unbillables and bad debt deductions;
          (ii)  All credits and adjustments granted End Users;
          (iii) All USBI processing fees and sales taxes, if applicable;
                (iv)    All financing Service Charges (as defined below); and
         (v) Any and all losses, costs or expenses incurred by USBI in processing or collecting the
               Customer Accounts from all previously Processed EMI Billing Records.
     b. With regard to each transmission of Processed EMI Billing Records, Customer requests that USBI finance under its Loan Agreement with its third-party lender up to seven percent (70%) of the dollars arising from Customer's Eligible Accounts (defined as those calls which are transmitted by USBI to LECs for collection) on such Processed EMI Billing Records, the amount so financed being the "Initial Payment" to be made to Customer for the Processed

EMI Billing Records and to, be made within five (5) Business Days from the Purchase Date. However, USBI reserves the right to periodically evaluate the amount realized from Processed EMI Billing Records and shall have the right to adjust the amount financed to provide adequate collateral for future funding. As used herein, the term "Payment Date" shall be the date upon which Customer is wired the Initial Payment for the Processed EMI Billing Records, less any bank fees charged for such wire transfer.

     C. USBI shall pay Customer the remaining balance of the purchase price for the Processed EMI Billing Records monthly, net of USBI processing fees, the service charge or other costs and expenses related to processing or collecting for the Processed EMI Billing Records being settled. If a remittance from a LEC is insufficient to pay the aforementioned fees and costs, Customer shall be responsible therefore, and USBI shall have the right, but not as its sole remedy, to deduct such amount from the Initial Payment of the next EMI Billing Records being purchased, or from the receivables generated from subsequent processing of records for Customer.

     4. Service Charge. With respect to each Initial Payment, Customer agrees to pay to USBI, in addition to the billing and collection processing fees set forth in the Customer Contract, a service charge ("Service Charge") at a fluctuating rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (as hereinafter defined) or (b) a rate ("Contract Rate"), calculated on the basis of the actual days elapsed but computed as if each year consisted of 360 days, equal to the sum of (i) the Index Rate (as hereinafter defined) plus (ii) four percent (4.0%). Each change in such Service Charge will become effective without notice to Customer on the effective date of each change in the Maximum Rate or the Index Rate, as the case may be. The term "Index Rate" as used herein, shall mean a fluctuating interest rate per annum at all times equal to the "Prime Rate" published in the "Money Rates" table in The Wall Street Journal from time to time, and if multiple prime rates are published, the highest such rate. The term "Maximum Rate," as used herein, shall mean at the particular time in question, the maximum rate on interest which, under applicable law, may then be charged on the Initial Payment. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Customer from time to time as of the effective date of each change in such maximum rate. If applicable law ceases to provide for such maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum. The Finance Period shall start on the Payment Date and shall be the entire period of time until USBI recoups the full amount of the Initial Payment from payments made by LECs to USBI for Eligible Accounts from the Processed EMI Billing Records or by payments made by customer.

     5. Financing Statements. Customer hereby grants to USBI a first lien security interest in all of the following, whether presently existing or hereafter acquired or created, and all proceeds, products, returns, additions, successions, and substitutions with regard thereto: accounts, general intangibles, contract rights, chattel paper, documents (including without limitation, computer records), equipment, inventory, goods, money fixtures and other assets, including but not limited to the Customer Accounts and those accounts not acquired by USBI, and agrees to execute and deliver to USBI duly executed UCC-1 Financing Statements, together with any and all other necessary instruments, assignments or documents, and agrees to take such other action as may be required to perfect or continue the perfection of USBI's first lien security interest in all such assets. Customer hereby grants to USBI a first lien security interest in and right of offset with respect to all Customer Accounts to secure all obligations of Customer to USBI. Customer hereby grants USBI a limited power of attorney to enforce USBI's right arising under this Agreement and Article 9 of the Uniform Commercial Code.

     6. Reliance. Customer acknowledges that USBI's third-party lender is relying on the agreements, representations and warranties of Customer contained in this Addendum in determining whether to provide financing to USBI for the benefit of Customer.

     7. Representations and Warranties. Customer represents and warrants to USBI with respect to each Customer Account that:
          a. Each account receivable assigned and sold to USBI is a genuine receivable of the Customer, is valid in all respects, is what it purports to be; and is not evidenced by a judgment;
          b. Each account receivable assigned and sold to USBI arises out of the completed delivery of qualified MTS telecommunication services in the ordinary course of Customer's business and in accordance with the terms and conditions of any contracts or other documents relating thereto;
           C. Each account receivable assigned and sold to USBI is for a specific amount due and owing as reflected on the detailed EMI Billing Records covering such Customer Account provided by Customer to
d. Such Customer Account is not subject to any offset, lien, deduction, defense, dispute, counterclaim or any other adverse condition, is absolutely owing to Customer, and is not contingent in any respect or for any reason except matters for which discounts, credits or allowances are granted by Customer in the ordinary course of business consistent with past practices;

          e. Customer has not made any agreement with any End Users thereunder for any deduction thereof, except discounts, credits or allowances which are granted by Customer in the ordinary course of business;
          f. There are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the amount reflected on any EMI Billing Records thereof,
          g. To the best knowledge and belief of the Customer, each End User generating any Customer Account
               (i) had the capacity to contract at the time any contract or other document relating to the Customer Account was executed and (ii) is solvent;
          h. Customer has no knowledge of any fact or circumstance which would impair the validity or collectability by Customer of the Customer Account, and to the best of Customer's knowledge, there are no proceedings or actions which are threatened or pending against the End Users thereunder which might result in any material adverse change in such End User's financial condition or the collectability of such Customer
Account;
          i. All supporting documents and other evidence of Customer
Accounts delivered to USBI are complete, correct, valid and enforceable in accordance with their terms, and all signatures and endorsements that appear thereon are genuine, and all signatories and endorsers have full capacity to contract; and
Barring gross negligence or fraud, USBI shall not be liable for any damages in connection with or relating to the services to be provided hereunder, including, but not limited to, special, indirect or consequential damages.
  9. Financial Statements Inspection. Customer shall furnish USBI annual and quarterly financial statements and other financial information as may be requested by USBI (as set forth in the attached Exhibits or as requested by its third-party lender). Financial statements shall be compiled, reviewed or audited [as required] in compliance with GAAP (Generally Accepted Accounting Principals) by an independent accounting or auditing firm. Customer will keep USBI current on this requested financial information for as long as this Addendum is in effect.
          j. No Customer Account is subject to any prohibition or limitation upon assignment.

  8. Limitation of Liability. Barring gross negligence or fraud, USBI shall not be liable for any damages in connection with or relating to the services to be provided hereunder, including, but not limited to special, indirect or consequential damages.
     9. Financial Statements Inspection. Customer shall furnish USBI annual and quarterly financial statements and other financial information as may be requested by USBI (as set forth in the attached Exhibits or as requested by its third-party lender). Financial statements shall be complied, reviewed or audited [as required] in compliance with GAAP (Generally Accepted Accounting Principals) by an independent accounting or auditing firm. Customer will keep USBI current on this requested financial information for as long as this Addendum is in effect.

     10. Initial Processing Costs. One thousand five hundred dollars
($1,500) will be deducted from the initial (first) Processed EMI Billing Record's settlement payments for the initial processing costs incurred and to be incurred by USBI. This expense is subject to an increase dependent upon the difficulty in handling the priority position of Customer's existing lender(s).
     11. Construction. This Addendum shall be governed by and construed under the laws of the State of Texas. The provisions hereof are severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions, which shall continue in full force and effect. This Addendum shall be binding upon Customer, its successors and assigns.
    12. Maximum Rate. This Addendum and the Customer Contract are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of the Customer Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the agreement in which such provision is contained -shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of USBI to at all times comply with the usury and other applicable laws now or hereafter governing the amounts payable under this addendum and the Customer Contract (the "Customer Amounts"). If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Addendum or the Customer Contract, or contracted for, charged, taken, reserved or received with respect to the Customer Amounts, or if any payment by Customer results in Customer having paid any amount that is determined to constitute interest in excess of that permitted by law, then it is the express intent of Customer and USBI that all excess amounts theretofore collected by USBI be refunded to Customer, and the provisions of this Addendum and the Customer Contract immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Customer for the use, forbearance, detention, taking, charging, receiving or reserving of the Customer Amounts or arising under or pursuant to this Addendum and the Customer Contract shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term thereof until payment in full so that such sums on account of such Customer Amounts do not exceed the usury ceiling from time to time in effect and applicable to such Customer Amounts. In no event shall TEX.REV.CIV.STAT.ANN. art. 5069 Ch. 15 apply to this Addendum. To the extent that TEX.REV.CIV.STAT. ANN.art. 5069-1.04, as amended, is applicable to this Addendum, the

"indicated rate ceiling" specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

    13.  Termination. This Agreement may be terminated only upon thirty
(30) days written notice by either USBI or Customer. Termination by Customer does not terminate the Customer Contract. At USBI's discretion, its termination of this Addendum may terminate the Customer Contract.
     IN WITNESS WHEREOF, Customer and USBI have executed this Addendum as of the day and year first written above.

Acknowledged, Accepted and Approved:

CUSTOMER:

GenX Communications, LLC dba Preferred Disc. Plan

BY:  /s/Paul Sandhu  DATE:         8/5/98
     Paul Sandhu                   President
     (Printed or Typed Name)    TITLE

Acknowledged, Accepted and Approved:

Billing Concepts, Inc.
dba U.S. Billing:

BY: /s/Alan W. Saltzman                DATE: 9-9-98
       Alan W. Saltzman
       President and
        Chief Operating Officer